Exhibit 10.52

ESCROW AGREEMENT

by and among

BPO Management Services, Inc.,

Everett Huntoon and Howard Andrews

and

U.S. Bank National Association

Dated as of October 10, 2007

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is dated as of the 10th day of October, 2007, by and among BPO Management Services, Inc., a Delaware corporation (the “Buyer”), Mr. Everett Huntoon and Mr. Howard Andrews (together, the “Sellers”) and U.S. Bank National Association, a national banking association (the “Escrow Agent”), as escrow agent.  The Buyer and the Sellers are sometimes referred to herein, collectively, as the “Interested Parties.”  Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WHEREAS, the Buyer is purchasing from the Sellers 100% of the shares of issued stock of Blue Hill Data Services, Inc., a Delaware corporation (the “Company”), pursuant to a Stock Purchase Agreement dated as of the date hereof, between the Sellers and the Buyer (the “Purchase Agreement”);

AND WHEREAS the Purchase Agreement provides that, in order to secure the Buyer’s obligation to pay an installment of the Purchase Price thereunder in the amount of $1,000,000, the Buyer will execute a promissory note and an associated confession of judgment (the “Confession of Judgment”) and provides that, if the Buyer fails to pay such installment of the Purchase Price when due, then the Sellers will be entitled to enforce the promissory note and the Confession of Judgment unless and to the extent that the Buyer has claimed indemnification from the Sellers pursuant to the Purchase Agreement;

AND WHEREAS the Purchase Agreement provides that, if the Buyer is claiming indemnification from the Sellers pursuant to the Purchase Agreement, the Buyer shall deposit the amount of such indemnity claim (including costs and attorney’s fees and disbursements) in escrow pending final resolution of such indemnity claim;

AND WHEREAS, the Sellers and Buyer wish to engage the Escrow Agent to act, and the Escrow Agent is willing to act, as escrow agent hereunder and, in that capacity, to hold the Confession of Judgment and to hold, administer and distribute the claimed indemnity amounts (if any) deposited in escrow hereunder in accordance with, and subject to, the terms of this Agreement;

NOW THEREFORE, for valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

Section 1.                                Deposit of Document.

Upon signing of the Purchase Agreement and this Agreement, the Buyer and the Sellers shall deposit the Confession of Judgment with the Escrow Agent by jointly depositing the same in a Federal Express deposit box wrapped in a properly addressed Federal Express envelope, (with delivery confirmation by e-mail to the following e-mail addresses requested emirsky@mirskyblock.com and dwest@airdberlis.com), to be held and released in accordance with the terms hereof.  On the date the Escrow Agent receives the Confession of Judgment, the Escrow Agent will provide a written confirmation of its receipt to the Buyer and the Sellers.

Section 2.	Deposit of Escrow Funds.

(a)    If and when the Buyer gives a Claim Notice to the Sellers pursuant to the Purchase Agreement, the Buyer will simultaneously deliver a copy of such Claim Notice to the Escrow Agent.

(b)    For purposes hereof, an “Indemnity Claim Amount” means the Buyer’s good faith estimate of the amount of damages to which it is entitled pursuant to a Claim Notice given under the Purchase Agreement.

(c)    If the Buyer gives a copy of a Claim Notice and pays the associated Indemnity Claim Amount to the Escrow Agent hereunder, (such Indemnity Claim Amount, together with any investment income or proceeds received by the Escrow Agent from the investment thereof from time to time being collectively called the “Escrow Funds”), then the Escrow Agent agrees to hold the Escrow Funds in an account established with the Escrow Agent (the “Escrow Account”), and to administer the Escrow Funds in accordance with the terms of this Agreement.  On the date the Escrow Agent receives a Claim Notice and an Indemnity Claim Amount, the Escrow Agent will provide a written confirmation of its receipt to the Buyer and the Sellers.

Section 3.	Release from Escrow.

(a)           The dollar amount of the Confession of Judgment initially shall be blank.  The Escrow Agent is hereby irrevocably authorized and irrevocably directed by the parties hereto to complete the Confession of Judgment in the amount of ONE MILLION DOLLARS ($1,000,000.00) less any Indemnity Claim Amount, notice of which is received by the Escrow Agent prior to January 1, 2009.

(b)           If, at any time after January 1, 2009 the Escrow Agent receives a notice from the Sellers (a “Delivery Notice”) in the form attached hereto as Exhibit A, and if, prior to that time:

    (i)            the Escrow Agent has not received a Claim Notice and an Indemnity Claim Amount from the Buyer, then the Escrow Agent shall immediately provide a copy of the Delivery Notice to the Buyer (with copies to Buyer’s counsel as provided in section 14 hereof) and, within ten (10) Business Days after it receives such Delivery Notice, the Escrow Agent shall deliver the Confession of Judgment to the Sellers completed in the amount of ONE MILLION DOLLARS ($1,000,000.00); or

    (ii)           the Escrow Agent has previously received a copy of a Claim Notice and Indemnity Claim Amount from the Buyer, then the Escrow Agent shall complete the Confession of Judgment by filling in the amount of the confession, which shall be ONE MILLION DOLLARS ($1,000,000.00) less the amount of the Indemnity Claim, and promptly deliver the Confession of Judgment, as so completed, to Sellers’ attorney at the address listed in section 14 hereof (and will send a copy of the completed Confession of Judgment to the Buyer and the Buyer’s counsel).

(c)    If, at any time, the Escrow Agent receives a written notice jointly executed by the Sellers and the Buyer (a “Release Notice”) in the form attached hereto as Exhibit B, then the Escrow Agent will immediately deliver the Confession of Judgment to the Buyer.

(d)           If the Escrow Agent receives a copy of a Claim Notice and an Indemnity Claim Amount from the Buyer pursuant to Section 2 hereof, then the Escrow Agent will hold the Escrow Funds until it receives either:

    (i)           a written notice jointly executed by the Buyer and the Sellers advising that the particular indemnity claim has been resolved and jointly instructing the Escrow Agent as to the distribution of the Escrow Funds or any portion thereof, or

    (ii)           a notice from the Buyer or the Sellers in the form attached hereto as Exhibit C (a “Resolution Notice”) certifying that the matter referred to in the particular Claim Notice has been determined by arbitration pursuant to the rules of the American Arbitration Association as provided by the Purchase Agreement.

Upon receipt of such joint written notice from the Sellers and the Buyer or such Resolution Notice, the Escrow Agent shall make payment from the Escrow Funds in accordance therewith within two (2) Business Days of receipt thereof.

(e)                      For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday or Sunday or a day on which national banking institutions in the City of Los Angeles, or the City of New York are authorized or obligated by law or executive order to be closed.

Section 4.	Investment of Funds.

(a)                      The Escrow Agent shall invest any Escrow Funds in the Escrow Agent’s Insured Money Market Account (“IMMA”) or, if directed by Buyer,  in short term United States Treasury bills.  The Escrow Funds shall be held and, if registrable, shall be registered in the name of the Escrow Agent under “Escrow Agreement dated as of October 10, 2007 by and among BPO Management Services, Inc., Everett Huntoon and Howard Andrews and U.S. Bank National Association, as escrow agent.”

(b)           All earnings received from the investment of the original principal amount of the Escrow Funds shall be credited in proportion to and belong to the Interested Party or Parties to whom the Escrow Funds are paid pursuant to Section 3 hereof.  The Escrow Agent shall have no liability for any investment losses, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder.

(c)                      The Interested Parties agree that, for tax reporting purposes, all interest and other income earned from the investment of the Escrow Funds in any tax year shall be reported by the Interested Party or Parties to whom the earnings are paid pursuant to Section 3 hereof.

(d)           The Interested Parties agree to provide the Escrow Agent with a certified tax identification or social security numbers, as the case may be, by signing and returning a

Form W-9 (or Form W-8 BEN, in case of non-U.S. persons) to the Escrow Agent upon the execution and delivery of this Agreement.  Each of the Interested Parties understands that, in the event its tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment from the Escrow Funds.  The Interested Parties agree to instruct the Escrow Agent in writing with respect to the Escrow Agent’s responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement.

(e)                      The Escrow Agent shall deliver prompt monthly account statements to the Sellers and the Buyer with respect to the balance of the Escrow Funds and all transactions with respect thereto.  The Escrow Agent shall respond promptly to provide information regarding the Escrow Funds, upon the reasonable request of the Sellers or the Buyer.

Section 5.	Concerning the Escrow Agent.

(a)                      Each Interested Party acknowledges and agrees that the Escrow Agent (i) shall not be responsible for any of the agreements referred to or described herein (including, without limitation the Purchase Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which is ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it in good faith to be genuine and to have been signed or presented by the proper person, and shall have no responsibility or duty to make inquiry as to or to determine the genuineness, accuracy or validity thereof (or any signature appearing thereon), or of the authority of the person signing or presenting the same, and (v) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel.

(b)           The Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent’s gross negligence or willful misconduct in breach of the terms of this Agreement.  In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action, unless due to the Escrow Agent’s willful misconduct or fraud.

(c)                      The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Escrow Agent’s own gross negligence or willful misconduct in breach of this Agreement.

(d)           The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as a subagent of the Escrow Agent or for any third person or dealing as principal for its own account.

(e)                      Notwithstanding any term appearing in this Agreement to the contrary, in no instance shall the Escrow Agent be required or obligated to deliver the Confession Judgment or any Escrow Funds (together called the “Escrow Property”) (or take other action that may be called for hereunder to be taken by the Escrow Agent) sooner than (i) two (2) Business Days after it has received the applicable documents required under this Agreement in good form, or (ii) passage of the applicable time period or occurrence of the applicable distribution date (or both (i) and (ii), as applicable under the terms of this Agreement), as the case may be.

Section 6.	Compensation, Expense Reimbursement and Indemnification.

(a)                      The Buyer agrees to pay the Escrow Agent’s fees and expenses hereunder in accordance with the fee schedule attached hereto as Schedule 1 and made a part hereof, which may be subject to change hereafter by the Escrow Agent on an annual basis.

(b)           The Buyer agrees to reimburse the Escrow Agent on demand for all costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

(c)                      The Buyer and Sellers agree to indemnify the Escrow Agent (and its directors, officers and employees) and hold it (and such directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to reasonable attorney’s fees and other costs and expenses of defending or preparing to defend against any claim of liability (collectively, “Losses”), unless and except to the extent such Losses are caused by the Escrow Agent’s gross negligence, or willful misconduct, and except that Buyer shall be solely responsible for escrow fees and expenses charged by Escrow Agent under Schedule 1 hereunder.

(d)           The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

Section 7.	Termination.

This Agreement, and the escrow created hereunder, shall terminate upon the release and/or distribution of all documents and amounts comprising the Escrow Property, as provided herein, and the fulfillment of all of the Escrow Agent’s obligations hereunder.

Section 8.	Tax Indemnification.

The Buyer agrees (i) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Escrow Funds to the Buyer, or performance of other activities under this Agreement, (ii) to instruct the Escrow Agent in writing with respect to the Escrow Agent’s responsibility for withholding and other taxes, assessments or other governmental charges with respect to any payment or distribution of the Escrow Funds to the Buyer, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement, by virtue of the Buyer’s status as an Interested Party, and (iii) to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with, on account of or relating to the Escrow Funds, the management established hereby, any payment or distribution of or from the Escrow Funds to the Buyer pursuant to the terms hereof or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties.  The Sellers agree (i) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Escrow Funds to the Sellers, (ii) to instruct the Escrow Agent in writing with respect to the Escrow Agent’s responsibility for withholding and other taxes, assessments or other governmental charges with respect to any payment or distribution of the Escrow Funds to the Sellers, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement, by virtue of the Buyer’s status as an Interested Party, and (iii) to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with, on account of or relating to the Escrow Funds, the management established hereby, any payment or distribution of or from the Escrow Funds to the Sellers pursuant to the terms hereof or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties.  The indemnifications and agreements to hold harmless set forth in this Section 8 shall survive the termination of this Agreement.

Section 9.	Resignation.

The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days’ prior written notice of resignation to each of the Interested Parties.  Prior to the effective date of the resignation as specified in such notice, the Buyer will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Property to a bank or trust company that it selects as successor to the Escrow Agent hereunder, which successor shall have been approved in writing by the Sellers prior to such instruction by the Buyer, such approval not to be unreasonably withheld or delayed.

Section 10.	Dispute Resolution.

(a)                      It is understood and agreed that, should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Property, or should any claim be made upon the Escrow Agent or the Escrow Property by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of the Escrow Property until such dispute shall have been settled by (i) the mutual written agreement of the parties involved, (ii) an award by an arbitrator in an arbitration conducted in accordance with the provisions of the Purchase Agreement and after the time for the perfection of an appeal to such award which shall have run, or (iii) by a final order, decree or judgment of a court of competent jurisdiction in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired.  The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Funds.

(b)           The parties agree that any dispute arising out of this Agreement where the Escrow Agent is merely a stakeholder and no claim is asserted against it, including any dispute as to the scope of this arbitration provision, which the parties intend to be as broad and fully encompassing as possible, shall be submitted to arbitration by a single arbitrator in accordance with the rules for commercial arbitration then in effect of the American Arbitration Association, including the optional rules, the Buyer and the Sellers to bear their own costs and fees and disbursements of attorneys.

Section 11.	Governing Law; Submission to Jurisdiction.

This Agreement shall be governed by and construed in accordance with the law of the State of California applicable to agreements made and to be performed entirely within such State.  Solely for purposes of any actions, suits, or proceedings to which the Escrow Agent is a party, each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California or the courts of the United States of America located in Los Angeles for any actions, suits, or proceedings arising out of or relating to this Agreement (and the parties agree not to commence any action, suit, or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice, or document by U.S. registered mail to the respective addresses set forth above shall be effective service of process for any action, suit, or proceeding brought against the parties in any such court.  Solely for purposes of any actions, suits, or proceedings to which the Escrow Agent is a party, each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit, or proceeding arising out of this Agreement, in the courts of the State of California or the United States of America located in Los Angeles, and hereby further irrevocably and unconditionally waives its right and agrees not to plead or claim in any such court that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum.  For all actions, suits or proceedings to which the Escrow Agent is not a party, the parties agree that Section 10.8 of the Purchase Agreement shall govern court jurisdiction.

Section 12.	Waiver of Jury Trial.

TO THE EXTENT PERMITTED BY LAW, THE ESCROW AGENT AND THE INTERESTED PARTIES HEREBY WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS OR ASSIGNS, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.

Section 13.	Force Majeure.

The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control.  Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

Section 14.	Notices; Wiring Instructions.

(a)                      Notice Addresses.  Any notice permitted or required hereunder shall be in writing, and shall be sent (i) by personal delivery, overnight delivery by a recognized courier or delivery service, or (ii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iii) by confirmed telecopy accompanied by mailing of the original on the same day by first class mail, postage prepaid, in each case the parties at their address set forth below (or to such other address as any such party may hereafter designate by written notice to the other parties).

If to Sellers:

Mr. Everett Huntoon
111 Orchard Road
Mt. Kisco, NY 10549

and

Mr. Howard Andrews
10 Quail Hollow Lane
West Nyack, NY 10994

with a copy to:

MIRSKY & BLOCK, PLLC
303 South Broadway
Suite 222
Tarrytown, NY 10591
914-332-4700
866-738-9412 eFax

Attention: Ellis R. Mirsky

If to Buyer:

BPO Management Services, Inc.
1290 N. Hancock, Suite 202
Anaheim, CA 92807
Attention: Chief Executive Officer
Tel. No.: (714) 974-2670
Fax No.:  (714) 974-4771

With a required copy to:

Cornman & Swartz
19800 MacArthur Blvd., Suite 820
Irvine, CA 92612
Attention: Jack T. Cornman
Tel. No.: (949) 224-1500
Fax No.:  (949) 224-1505

And a required copy to:

D.L. West
Aird & Berlis LLP
1800 – 181 Bay Street
Toronto, ON   M5J 2T9
Tel:  (416) 865-7737
Fax: (416) 863-1515

If to Escrow Agent:

U.S. Bank National Association
Corporate Trust Services
633 West Fifth Street, 24th Floor
Los Angeles, CA  90071
Attention:  Brad E. Scarbrough
Facsimile:  (213) 615-6197
Telephone:  (213) 615-6047

Notwithstanding the foregoing, notices addressed to the Escrow Agent shall be effective only upon receipt.  Any notice to the Escrow Agent in the form of any of the Exhibits to this Agreement which indicates that a copy thereof is to be given to one or more of the Interested Parties must be given to such Interested Party in the manner herein provided at the same time as such notice is given to the Escrow Agent. If any notice or document is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that each notice or document was received by such other person when it is received by the Escrow Agent.

(b)           Wiring Instructions.  Any funds to be paid by the Escrow Agent to the Sellers, or to the Buyer, or to be paid to the Escrow Agent hereunder, shall be sent by wire transfer pursuant to such instruction as may have been given in advance and in writing to or by the Sellers, the Buyer or the Escrow Agent, as applicable.

If to the Sellers, then to:

Bank:   Union State Bank, 46 College Avenue, Nanuet, NY 10954

Routing Number: 021 905 977

Account Number: 475 735 161

Name on Account:              Mirsky & Block, PLLC Trust Account

303 South Broadway, Suite 222

Tarrytown, NY 10591

If to the Buyer, then to:

Bank:                                     Union Bank of California

Transit Number:                  122000496

Account Number:               4500154271

Swift ID:                               BOFCUS33MPK

Name on Account:             BPO Management Services, Inc

Section 15.	Miscellaneous.

(a)    Binding Effect; Successors.  This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns.  If the Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the escrow contemplated by this Agreement) to, another corporation, the successor corporation without any further act shall be the successor Escrow Agent.

(b)           Modifications.  This Agreement may not be altered or modified without the express written consent of the parties hereto.  No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified.  A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.  Notwithstanding any other provision hereof, consent to an alteration or modification of this Agreement may not be signed by means of an e-mail address.

(c)    Reproduction of Documents.  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(d)           Counterparts and Facsimile Execution.  This Escrow Agreement may be executed in several counterparts, each of which shall be deemed to be one and the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

(e)           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(f)           U.S.A. Patriot Act Compliance Information.  To help the U.S. federal government fight the funding of terrorism and money laundering activities, U.S. federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  For a non-individual person such as a business entity, a charity, a trust or other legal entity the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity.  The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.  Buyer and Sellers each agree to provide all such information and documentation as to themselves as reasonably requested by Escrow Agent to ensure compliance with U.S. federal law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 10th day of October, 2007.

BPO Management Services, Inc. By: /James Cortens/ Name: James Cortens Title: President
ESCROW AGENT:
U.S. Bank National Association, as Escrow Agent
By: /Brad Scarborough Name: Brad E Scarborough Title: Vice president

EVERETT HUNTOON, individually

         /Everett Huntoon/
Everett Huntoon

HOWARD ANDREWS, individually

        /Howard Andrews/
Howard Andrews

EXHIBIT A

DELIVERY NOTICE

To:	U.S. Bank National Association

With copy to:	BPO Management Services, Inc. and to Cornman & Swartz and Aird & Berlis LLP

This Notice is issued pursuant to that certain Escrow Agreement, dated as of October 10, 2007 (the “Escrow Agreement”), by and among BPO Management Services, Inc. (the “Buyer”), Everett Huntoon and Howard Andrews and U.S. Bank National Association (the “Escrow Agent”).  Capitalized terms herein shall have the meaning ascribed to them in the Escrow Agreement.

The undersigned hereby certify that: (i) the Buyer has failed to pay to the undersigned all or a portion of  the deferred installment of the Purchase Price under the Purchase Agreement, (ii) the undersigned have not received a Claim Notice from the Buyer in respect to any claim for indemnification under the Purchase Agreement, and (iii) the undersigned are entitled to enforce the Confession of Judgment.

The undersigned hereby request that the Escrow Agent deliver the Confession of Judgment to them pursuant to the Escrow Agreement.

DATED: ______________________

By: Name: Everett Huntoon By: Name: Howard Andrews

EXHIBIT B

RELEASE NOTICE

To:           U.S. Bank National Association

This Notice is issued pursuant to that certain Escrow Agreement (the “Escrow Agreement”), dated as of October 10, 2007, by and among BPO Management Services, Inc. (the “Buyer), Everett Huntoon and Howard Andrews and U.S. Bank National Association.  Capitalized terms herein shall have the meaning ascribed to them in the Escrow Agreement.

The undersigned hereby request that you deliver the Confession of Judgment being held under the Escrow Agreement to the Buyer.

DATED: _______________________

By: _____________________________ Name: Everett Huntoon By: ____________________________ Name: Howard Andrews BPO MANAGEMENT SERVICES INC. By: _____________________________ Name:

EXHIBIT C

RESOLUTION NOTICE

TO:           U.S. Bank National Association

With copy to: [insert name of Interested Party which is not giving this Notice]

This Notice is issued pursuant to that certain Escrow Agreement (the “Escrow Agreement”), dated as of October 10, 2007, by and among BPO Management Services, Inc., Everett Huntoon and Howard Andrews, and U.S. Bank National Association.  Capitalized terms herein shall have the meaning ascribed to them in the Escrow Agreement.

The undersigned hereby certifies that: (i) it has received an arbitration award directing delivery of the Escrow Funds, (ii) a true and correct copy of the award accompanies this certificate, and (iii) it is entitled to receive payment from the Escrow Funds in the amount set forth below in accordance with Section 3 of the Escrow Agreement.

You are hereby instructed to deliver immediately $________ of the Escrow Funds held by you to _____________ by wire transfer to the following account:

_________________________(Bank)

_________________________(Account)

_________________________(Routing Number)

By: _________________________________ Name: Title:

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